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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2011

AMAG PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
001-10865 (Commission File Number)	04-2742593 (IRS Employer Identification No.)
100 Hayden Avenue Lexington, Massachusetts (Address of principal executive offices)	02421 (Zip Code)
(617) 498-3300 (Registrant's telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Reorganization

        On July 19, 2011, AMAG Pharmaceuticals, Inc., a Delaware corporation ("AMAG"), Alamo Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of AMAG ("Merger Sub") and Allos Therapeutics, Inc. ("Allos") entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), pursuant to which, Merger Sub will, upon the terms and subject to the satisfaction or waiver of the conditions therein, merge with and into Allos (the "Merger"), with Allos continuing as the surviving corporation and as a wholly-owned subsidiary of AMAG in a strategic business combination transaction. Following the consummation of the Merger, the combined company will change its name to a new name to be agreed upon by AMAG and Allos prior to the closing of the Merger. The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code").

        Under the terms of the Merger Agreement, at the effective time of the Merger ("Effective Time") each issued and outstanding share of Allos common stock, par value $0.001 per share, will be converted into the right to receive 0.1282 of a share of AMAG common stock, par value $0.01 per share, (the "Exchange Ratio"). In addition, each outstanding option to purchase Allos common stock will be converted at the Effective Time into an option to purchase AMAG common stock (based on the Exchange Ratio) and will be assumed by AMAG and each outstanding restricted stock unit representing the right to vest in and be issued Allos common stock will be converted at the Effective Time into a restricted stock unit representing the right to vest in and be issued AMAG common stock (based on the Exchange Ratio).

        Following the consummation of the merger, AMAG stockholders will own approximately 61 percent and Allos stockholders will own approximately 39 percent of the combined company. The shares of AMAG common stock issuable in the transaction will be registered pursuant to a registration statement on Form S-4 and the shares of AMAG common stock issuable upon exercise of assumed Allos stock options or the vesting of assumed Allos restricted stock units will be registered pursuant to a registration statement on Form S-8.

        The Merger Agreement also provides that, effective at the Effective Time, the Board of Directors of AMAG will be expanded to nine seats and shall be comprised of five directors designated by AMAG's Board of Directors prior to the Effective Time, who shall include Mike Narachi and Brian J.G. Pereira, MD, and four directors to be designated by the Board of Directors of Allos prior to the Effective Time, who shall include Paul Berns. In addition, the Merger Agreement further provides that following the Effective Time, Brian J.G. Pereira, MD will continue to serve as AMAG's President and Chief Executive Officer. All other members of the Board of Directors and officers of AMAG shall be determined with the mutual consent of the parties.

        The Merger Agreement contains customary representations and warranties and pre-closing covenants. During the period from the date of the Merger Agreement to the Effective Time, Allos and AMAG have agreed to carry on their respective businesses in the ordinary course and consistent with past practices and have agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. Allos and AMAG have also agreed not to solicit or engage in discussions with third parties regarding other proposals to acquire Allos and AMAG, respectively, subject to specified exceptions. In addition, the Merger Agreement contains covenants that require each of Allos and AMAG to call and hold special stockholder meetings and, subject to certain exceptions, require Allos' Board of Directors to recommend to its stockholders the adoption of the Merger Agreement and AMAG's Board of Directors to recommend to its stockholders the approval of the issuance of AMAG common stock as consideration for the Merger in connection with those meetings.

        The completion of the Merger is subject to the satisfaction or waiver of a number of customary closing conditions in the Merger Agreement including, among others, the effectiveness of a Form S-4 registration statement to be filed by AMAG, the adoption of the Merger Agreement by Allos's stockholders, approval by AMAG's stockholders of the issuance of shares of AMAG common stock, the expiration of any waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act, the absence of certain governmental restraints, and the absence of a material adverse effect on Allos or AMAG.

        The Merger Agreement may be terminated by either Allos or AMAG in certain circumstances, including if the Merger has not been consummated on or before February 29, 2012, and if the approval of the stockholders of either Allos or AMAG is not obtained. If the Merger Agreement is terminated in certain specified circumstances, including termination of the Merger Agreement by Allos or AMAG in order to accept a superior offer or following an adverse change in the recommendation of the other party's Board of Directors, Allos must pay AMAG, or AMAG must pay Allos, as applicable, a termination fee of $9 million or $14 million, respectively. In addition, if the Merger Agreement is terminated following a meeting of the stockholders of Allos or AMAG at which the adoption of the Merger Agreement or the approval of the issuance of shares of AMAG common stock as consideration in the Merger is considered but not approved, then Allos or AMAG, as applicable, will be required to pay an amount equal to $2 million in reimbursement of the other party's expenses incurred in connection with the transaction, which payment will offset by any termination fee that may otherwise be payable by such party under the Merger Agreement.

        The foregoing description of the Merger Agreements does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement attached hereto as Exhibit 2.1, and incorporated herein by reference. The summary of the terms of the Merger Agreement, as well as the text of the Merger Agreement included in this Form 8-K, are intended to provide information regarding the material terms of the Merger Agreement. The terms and information in the Merger Agreement should not be relied on as disclosures about AMAG or Allos without consideration to the entirety of public disclosure by AMAG and Allos as set forth in all of their respective public reports with the Securites and Exchange Commission (the "SEC") and without consideration to the entirety of public disclosure by AMAG and Allos as set forth in all of their respective public reports with the SEC. The representations, warranties and covenants contained in the Merger Agreement were made for the purposes of such agreement and as of specified dates and may be subject to limitations agreed upon by such parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investor.

Voting Agreements

        Concurrently with the execution of the Merger Agreement, AMAG entered into voting agreements (the "AMAG Voting Agreements") with each of the directors, other than Timothy P. Lynch, and certain executive officers of Allos and entered into a voting agreement (the "WP Voting Agreement") with Warburg Pincus Private Equity VIII, L.P., a stockholder of Allos ("Warburg Pincus"), pursuant to which such directors, officers and Warburg Pincus have agreed: (a) to vote their shares of Allos common stock beneficially owned by each of them (collectively, the "Allos Subject Securities") in favor of the adoption of the Merger Agreement and against any acquisition proposal related to Allos or other actions involving Allos that would result in a breach of the Merger Agreement or compete with or impede the Merger or the Merger Agreement and (b) to certain restrictions on the transferability of such Allos Subject Securities. Such directors, executive officers and Warburg Pincus own shares (including all shares of Allos common stock underlying vested and unvested options and restricted stock units) representing approximately 26.5% of the shares of Allos common stock outstanding on the date of the Merger Agreement (including for such calculation all shares of Allos common stock underlying vested and unvested options and restricted stock units).

        Also, concurrently with the execution of the Merger Agreement, Allos entered into voting agreements (the "Allos Voting Agreements") with each of the directors and certain executive officers of AMAG, pursuant to which such directors and officers have agreed: (a) to vote their shares of AMAG common stock owned by each of them (collectively, the "AMAG Subject Securities") in favor of the issuance of shares of AMAG common stock in the Merger and against any acquisition proposal related to AMAG or other actions involving AMAG that would result in a breach of the Merger Agreement or compete with or impede the Merger or the Merger Agreement and (b) to certain restrictions on the transferability of such AMAG Subject Securities. Such directors and executive officers own shares (including all shares of AMAG common stock underlying vested and unvested options and restricted stock units) representing approximately 5.2% of the shares of AMAG common stock outstanding on the date of the Merger Agreement (including for such calculation all shares of AMAG common stock underlying vested and unvested options and restricted stock units).

        The foregoing description of the AMAG Voting Agreement and the WP Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the form of AMAG Voting Agreement and the WP Voting Agreement, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Stockholders Agreement

        Concurrent with the execution of the Merger Agreement, AMAG and Warburg Pincus entered into a Stockholders Agreement (the "Stockholders Agreement"). Pursuant to the Stockholders Agreement, AMAG agreed to file within ten days after the closing of the Merger a shelf registration statement with respect to the shares of AMAG common stock to be received by Warburg Pincus in connection with the Merger and subsequently acquired shares in the future; provided that to the extent that Warburg Pincus' AMAG shares are freely tradeable to the public such registration rights shall not apply. AMAG has agreed to maintain the effectiveness of any registration statement that is filed until the earlier of three year after its effective date or the date all covered shares are sold.

        The foregoing description of the Stockholders Agreement between AMAG and Warburg Pincus does not purport to be complete and is qualified in its entirety by reference to the Stockholders Agreement attached hereto as Exhibit 10.4, and incorporated herein by reference.

Additional Information and Where You Can Find It

        This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger between AMAG and Allos will be submitted to the respective stockholders of AMAG and Allos for their consideration.

        AMAG will file a Registration Statement on Form S-4 containing a joint proxy statement/prospectus of Allos and AMAG and other documents concerning the proposed acquisition with the SEC. Investors are urged to read the joint proxy statement/prospectus when it becomes available and other relevant documents filed with the SEC because they will contain important information. Security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by Allos and AMAG with the SEC at the SEC's website at www.sec.gov. The joint proxy statement/prospectus and other documents may also be obtained for free by contacting Allos' Investor Relations by e-mail at investorrelations@allos.com, by telephone at (303) 426-6262 or by mail at Investor Relations, Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, CO 80020 or by contacting AMAG's Investor Relations by e-mail at cmiceli@amagpharma.com, by telephone at (617) 498-3361 or by mail at Investor Relations, AMAG Pharmaceuticals, Inc., 100 Hayden Avenue, Lexington, MA 02421.

        Allos, AMAG, certain of their respective directors, executive officers, members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding Allos' directors and executive officers and their beneficial ownership of Allos' common stock is also set forth in Allos' annual proxy statement on Schedule 14A filed with the SEC on April 29, 2011. This document is available free of charge at the SEC's website at www.sec.gov or by going to Allos' Investors page on its corporate website at www.allos.com. Information concerning AMAG's directors and executive officers and their beneficial ownership of AMAG's common stock is set forth in AMAG's annual proxy statement on Schedule 14A filed with the SEC on April 18, 2011. This document is available free of charge at the SEC's website at www.sec.gov or by going to AMAG's Investors page on its corporate website at www.amagpharma.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed "participants" in the solicitation of proxies in connection with the proposed merger, and a description of their direct and indirect interests in the proposed merger, which may differ from the interests of Allos' investors or AMAG's investors generally, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.

Forward-Looking Statements

        This report contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "potential," "continue," and other similar terminology or the negative of these terms, are intended to identify such forward-looking statements, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These statements are not guarantees of future performance, involve risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Examples of such forward looking statements include Allos and AMAG's expectations with respect to the synergies, costs and other anticipated financial impacts of the proposed transaction; future financial and operating results of the combined company; the combined company's plans, objectives, expectations and intentions with respect to future operations; approval of the proposed transaction by requisite stockholders; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction. In any forward-looking statement in which AMAG or Allos expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of Allos or AMAG stockholders to approve the proposed transaction; the challenges and costs of closing the proposed transaction, integrating the two companies, restructuring the combined company; the possibility that the expected synergies will not be realized, or will not be realized within the expected time period; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of Allos and AMAG generally, including those set forth in the filings of Allos and AMAG with the Securities and Exchange Commission, especially in the "Risk Factors" section of Allos' Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 10, 2011, the "Risk Factors" section of AMAG's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 9, 2011, and in Allos' and AMAG's other periodic reports and filings with the SEC. Allos and AMAG cautions investors not to place undue reliance on the forward-looking statements contained herein. All forward-looking statements are based on information currently available to Allos and AMAG on the date hereof, and Allos and AMAG undertake no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Item 9.01.    Financial Statements and Exhibits.

(d)
Exhibits.

2.1	Agreement and Plan of Merger and Reorganization, dated July 19, 2011, by and among AMAG Pharmaceuticals, Inc., Alamo Acquisition Sub, Inc. and Allos Therapeutics, Inc.
10.1	Form of Voting Agreement, dated July 19, 2011, by and between AMAG Pharmaceuticals, Inc. and certain directors and executive officers of Allos Therapeutics, Inc.
10.2	Voting Agreement, dated July 19, 2011, by and between AMAG Pharmaceuticals, Inc. and Warburg Pincus Private Equity VIII, L.P.
10.3	Stockholders Agreement, dated July 19, 2011, by and between AMAG Pharmaceuticals, Inc. and Warburg Pincus Private Equity VIII, L.P.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAG PHARMACEUTICALS, INC.
By:	/s/ JOSEPH L. FARMER Joseph L. Farmer General Counsel and Senior Vice President of Legal Affairs

Dated: July 21, 2011

 EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reorganization, dated July 19, 2011, by and among AMAG Pharmaceuticals, Inc., Alamo Acquisition Sub, Inc. and Allos Therapeutics, Inc.
10.1	Form of Voting Agreement, dated July 19, 2011, by and between AMAG Pharmaceuticals, Inc. and certain directors and executive officers of Allos Therapeutics, Inc.
10.2	Voting Agreement, dated July 19, 2011, by and between AMAG Pharmaceuticals, Inc. and Warburg Pincus Private Equity VIII, L.P.
10.3	Stockholders Agreement, dated July 19, 2011, by and between AMAG Pharmaceuticals, Inc. and Warburg Pincus Private Equity VIII, L.P.

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX